Exhibit 4.43

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

STATEMENT OF WORK

This Statement of Work (hereinafter referred to as “SOW”) effective as on February 29, 2016 (hereinafter referred to as “SOW Effective Date”) is executed by and between Concentrix Daksh Services India Private Limited (hereinafter referred to as “CNX Daksh”) and MakeMyTrip (India) Private Limited (hereinafter referred to as “MMTL”). CNX Daksh and MMTL may be referred to individually as “Party” and collectively, as the “Parties”.

Statutory Alert:

1.	The authenticity of this Stamp Certificate should be verified at “www.shcilestamp.com”. Any discrepancy in the details on this Certificate and as available on the website renders it invalid.
2.	The onus of checking the legitimacy is on the users of the certificate.
3.	In case of any discrepancy please inform the Competent Authority.

Confidential	Page 1-SOW

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

WHEREAS MMTL and CNX Daksh have executed a Business Process Outsourcing Services Agreement dated March 5, 2008 (hereinafter referred to as “the Agreement”). The present SOW will be added as Schedule 3 to the Agreement. Capitalized terms used but not otherwise defined in this SOW will have the meanings given such terms in the Agreement. The provisions of the Agreement shall supersede any conflicting provisions of this SOW except with respect to those provisions herein which expressly state the intent of the Parties to supersede the Agreement.

This SOW contains the terms and conditions applicable to the performance by CNX Daksh of the services as described below (the “Services”):

1.0	General Description of Services:

a)	CNX Daksh shall provide the following Service(s) to MMTL, including and limited to:

I.	Sales for Outbound Tours (“OBT”) wherein CNX Daksh Agents shall be responsible for the inbound and outbound calling to MMTL customers.

b)	In order to provide these Services, CNX Daksh shall:

I.	Operate from the Kolkata location at the following address:–

Tower A, 2nd Floor, DLF IT Park,

Level - II, 2nd, Major Arterial Rd, Plot No. 08,

New Town, Rajarhat, Kolkata, West Bengal - 700 156

II.	CNX Daksh in agreement with MMTL will have the operating window as follows and with mutual consent and notice can change the operating window, subject to the provisions of Clause 5 of the Agreement:

Hrs. of Operation –

Days	Hours of operation
Monday – Sunday	7:00 AM – 10:00 PM

2.0	Payment Terms:

The payment terms will remain same as described under Clause 3 of the Agreement.

3.0	Charges:

Sales Ex India: –

1.	Price Per FTE Per Month for the First Year (In INR):

Category	Rates
0-6 Months	XXXX
07-12 Months	XXXX
Above 12 months	XXXX

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Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

2.	On each anniversary of the effective date, the price will be adjusted upwards by XXXX for Inflation.

All applicable taxes and levies shall apply over and above these rates as applicable. Any taxes, other than direct income tax, imposed on the transaction by local authorities shall be MMTL’s responsibility. MMTL shall reimburse CNX Daksh for all approved reasonable travel, administrative, and out-of-pocket expenses as may be incurred in conjunction with this SOW.

3.	Log in hours per month would remain same as previously mentioned in Amendment No. 19.

4.0	Key Performance Indicators (“KPI” ):

S.NO	KPI	Phone	Chat	Web Mobile
1	XXXX	XXXX	XXXX	XXXX
2	XXXX	XXXX	XXXX	XXXX
3	XXXX	XXXX	XXXX	XXXX
4	XXXX	XXXX	XXXX	XXXX

a)	The KPI Targets shall be revised upon mutual agreement

b)	The Reward and Penalty Targets will be mutually agreed one hundred and twenty (120) days post Go Live, which is tentatively scheduled at April 11, 2016

c)	The overall call on Reward and Penalty would remain same as described in the previously executed SOW dated March 5, 2008.

5.0	Training:

5.1	Trainings required:

A)	Initial Process Training:

i)	The process training and On Job Training (“OJT”) would be for a period of XXXX weeks, which would be not be billable during the ramp. Post the ramp, the OJT will be billable

ii)	Trainers from the Chandigarh location will fly to Kolkata to impart the process training and the Trainer will be available till the end of the OJT

iii)	Agent training would include classroom, hands on and computer based training

B)	Ongoing and Recurrent Training:–

i)	Training provided to the Production agents for the upskilling, changes and updates to the product/Process or any new product, launches, campaign etc.

6.0	Ramp Up Plan:

The indicative Ramp Up plan to get the billable agents depends on the forecast and requirements of the Parties is specified below:

Ramp Up Plan
40 in training	effective 7th March
+10 in training	effective 15th April
+20 in training	effective 1st July
+20 in training	effective 1st Sep
+30 in training	effective 1st Nov
+30 in training	effective 1st Feb 2017

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Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

7.0	Hierarchy Deployment:

Hierarchy	Ratio
Ops Manager	XXXX
Team Lead	XXXX
Assistant Manager	XXXX
QA	XXXX
Trainer	XXXX
WFM/Dialer	XXXX

Changes to the above ratio shall be basis the mutual consent of both the Parties as agreed in writing and shall be subject to the provisions of Clause 5 of the Agreement.

8.0	Technology

a)	Proposed Network Diagram

CNX Daksh will deploy:

1.	Aspect Dialer for outbound calls

2.	Aspect Recording System for recording the outbound voice calls

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Data Solution:

MMTL would provision CRM & other applications/tools required for Service delivery and would grant appropriate access for CNX Daksh’s use.

MMTL would provision and maintain data connectivity between MMTL Data center and CNX Daksh Millennium City Building located at DN -62, Sector V, Salt Lake, Kolkata 700 091 (“MC site”). CNX Daksh would carry the traffic from MC site to the DLF site using CNX Daksh MPLS connectivity. The bandwidth cost for this connectivity would be pass through to MMTL.

Voice Solution:

CNX Daksh would setup an automated Aspect Dialer for making outbound calls as per MMTL specific requirements which will be communicated to CNX Daksh in advance.

No integration between platforms and tools shall be considered as part of the current scope. If needed, this would be scoped and costed as a separate effort.

Aspect Call recording setup would be configured for recording Calls (Audio-only) for the Outbound Calls with retention period of ninety (90) calendar days from the date of recording in the Call Recording System. This will exclude any call recording that is impacted during any scheduled maintenance or downtime in lieu of application malfunction and server failure etc. Call recordings would purged/deleted from CNX Daksh systems post completion of retention period without any backup.

CNX Daksh will provide Primary + Redundant PRI’s at its DLF site, dedicated for MMTL’s outbound calls. All rentals and usage pertaining to these PRI’s will pass through to MMTL. All Call Costs of the outbound calls would be pass through to MMTL at actuals.

Applications:

Applications/ Software
Office 365	• Hierarchy only. Not to Agents.

Internet Access	• Access for client CRM application/internal Application

USB (Mass Storage) / External drives / media /CDR	• Disabled

Anti-Virus/Patching	• Antivirus and patch deployment for all desktops/LAN hosts

RISK: As per agreed design, MMTL is providing data connectivity only till CNX Daksh MC site. CNX Daksh is extending that to its DLF site using its own bandwidth. Hence DLF operations has a dependency on MC site and MMTL provided connectivity here. If MC site or MMTL connectivity goes non-operational, the Operations would be impacted at DLF site too.

b)	Information Security:

CNX Daksh Information Technology (IT) Security policy establishes the requirements for the protection of CNX Daksh and CNX Daksh’s customers’ worldwide IT systems and the information assets they contain. This includes networks and computing devices such as servers, workstations, host computers, application programs, web services, and telephone systems within the CNX Daksh infrastructure, data handling and management, and physical security standards.

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Our Information Security Policy has the following aims and objectives:

•	Maintain and enforce the confidentiality of CNX Daksh and its customer’s information

•	Verify that the integrity of information remains uncompromised

•	Continue business operations with minimal disruptions

•	Employees are governed by the privacy guidelines agreed with customer

•	Every employee to sign Confidential Disclosure Agreements

•	Authorization matrix for Information System Access with justification

•	Information Security & Data Privacy Awareness Program

•	Procedures are in place to grant and verify access to customer’s systems/applications

•	Quarterly User access revalidation/review

Site Security

•	Customer program will be operated from a dedicated area within the CNX Daksh sites. Only CNX Daksh and CNX Daksh authorized personnel and essential support personnel who are performing Services under the scope of work will have access to the dedicated area

•	Card swipes or proximity card readers will be installed on all of the doors entering the customer dedicated area

•	Video cameras will be located pointing to the main doors entering CNX Daksh’s sites

•	The site(s) will comply with local government fire and safety regulations

Work Environment Security

CNX Daksh shall enforce the following requirements within the customer production area:

•	No cameras or camera enabled devices e.g. PDAs, Cell Phones, Tablets, Laptops, etc.

•	No PDA’s or smart phones

•	A “dedicated” LAN Infrastructure with logical segregation using access control lists and virtual LAN (VLAN) will be deployed. CNX Daksh VLAN for customer at its delivery centers will be completely secured and dedicated for customer services

Security for Desktops

•	Hardening of Desktops done as per CNX Daksh standard checklist. USB (mass storage) and external device ports will be blocked using centralized tools

•	Print screen option to be disabled

•	No/restricted Internet access for associates working for customer

•	No printer/ scanner /fax access

•	CD Drive and USB ports disabled at Agent workstations

•	CNX Daksh approved Anti-Virus software on all workstations

•	CNX Daksh approved patches (up to date)

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Password Policy

CNX Daksh deploys a fairly stringent password policy, which has the following features:

•	Password should be at least 8 characters long

•	Password should be changed after every ninety (90) days

•	Password should be alpha numeric with at least one special character like (!@#$%^&*)

•	Last 5 passwords cannot be repeated

•	User account will get locked after 5 consecutive invalid logon attempts

•	User id & password cannot be the same

Network Security

Perimeter Security: At its internet gateways, CNX Daksh has deployed Intrusion Prevention Systems (“IPS”) that monitor/protect CNX Daksh gateways with partners, internet and extranet. These signature based devices detect and prevent intrusions via signature, protocol, and anomaly-based techniques. Application based event detection identifies non-signature-based attacks against commonly targeted applications (HTTP, RPC and FTP etc.).

The security policy of IPS has the following features:

•	No intrusion goes undetected through frequent updating of signature database and false-positive tuning

•	Blocks the ‘would-be’ intruder by the Network Sensor through Active Response techniques

•	Sends automatic alerts about possible intrusions to the security SPOC

•	The types of traffic blocked at the IPS are

•	P2P traffic

•	Malicious code traffic

•	Microsoft vulnerabilities

* Blocking is not limited to the above mentioned signatures

Network Segregation

At CNX Daksh, there is a logical segregation of the production and support networks. For logical isolation, separate VLANs are created and access to each VLAN is controlled through access control lists specifically prepared for a specific customer. Only the ports required for necessary communications are allowed through the access control lists.

Unless otherwise agreed between the Parties, the above defines the complete scope of work for CNX Daksh pursuant to this SOW.

9.0 Term

a)	Term: The term of this SOW will commence as of the SOW Effective Date and will continue for a period of three (3) years. The Parties may agree to extend the term by mutual consent, subject to the provisions of Clause 5 of the Agreement.

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b)	This SOW together with the terms of the Agreement, and any other documents expressly executed with respect to the Services contemplated hereby and, unless expressly stated otherwise, shall constitute the entire agreement between the Parties. No modification of this SOW shall be binding, unless mutually agreed in writing and signed by an authorized representative of each party, subject to the provisions of Clause 5 of the Agreement.

The duly authorized representatives of the Parties have executed and delivered this SOW as of the last date of signature below.

SIGNED:

Concentrix Daksh Services India Private Limited		MakeMyTrip (India) Private Limited

By:	/s/ Sunil K. Gupta	By:	/s/ Jasmeet Singh

Name:	Sunil K. Gupta	Name:	Jasmeet Singh

Title:	CFO	Title:

Date:	29/02/2016	Date:	3/MAR/16

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